Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Ron Farnsworth	Brad Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

Umpqua Holdings Corporation Announces Second Quarter 2014 Earnings Conference Call on July 24, 2014

PORTLAND, Ore., June 26, 2014 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Umpqua Investments, today announced that it will host its second quarter 2014 earnings conference call on Thursday, July 24, 2014, at 10:00 a.m. PST (1:00 p.m. EST). During the call, the Company will provide an update on recent activities and discuss its second quarter 2014 financial results, which are expected to be released after the market closes on July 23, 2014. There will be a live question-and-answer session following the presentation.

To join the call, please dial (888) 349-9582 ten minutes prior to the start time and enter conference ID: 3191295. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 3191295. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at www.umpquaholdingscorp.com.

About Umpqua

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has locations across Idaho, Washington, Oregon, California and Northern Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Private Bank serves high net worth individuals and non-profits, providing trust and investment services. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.
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